UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2019

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001‑37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street
Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401‑9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐       Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐       Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2019, the Board of Directors (the “Board”) of Editas Medicine, Inc. (the “Company”) appointed Cynthia Collins as the Company’s president, effective immediately. The Company previously announced the appointment of Ms. Collins, a director of the Company, as interim Chief Executive Officer and Principal Executive Officer. Ms. Collins, age 61, has served as the Company’s interim Chief Executive Officer since January 2019, and previously served as the Chief Executive Officer of Human Longevity, Inc. from January 2017 to December 2017, as the Chief Executive Officer and GM of the Cell Therapy and Lab Businesses of GE Healthcare Life Sciences, a division of General Electric Company, from April 2015 to December 2016, and as the CEO of Clarient Diagnostics, Inc., a division of GE Healthcare, from October 2013 to April 2015.

Item 5.07.            Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on June 12, 2019. The following is a summary of matters voted on at that meeting.

1.    The Company’s stockholders elected Jessica Hopfield, Ph.D., and David T. Scadden, M.D., to serve as Class III directors until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class III directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Jessica Hopfield, Ph.D.	20,641,733	5,619,131	14,971,291
David T. Scadden, M.D.	26,160,894	99,970	14,971,291

2.    The Company’s stockholders approved, on an  advisory basis, the compensation paid to its named executive officers. The results of the stockholders’ non-binding, advisory vote with respect to compensation paid to the Company’s named executive officers were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
24,968,472	997,126	295,266	14,971,291

3.    The Company’s stockholders approved, on an advisory basis, holding future votes on the compensation of the Company’s named executive officers every year. The results of the stockholders’ non-binding, advisory vote with respect to the frequency of future advisory votes on the compensation paid to the Company’s named executive officers were as follows:

1 Year	2 Years	3 Years	Votes Abstaining	Broker Non‑Votes
25,696,457	201,554	101,181	261,672	14,971,291

After taking into consider the foregoing voting results and the prior recommendation of the Company’s Board in favor of an annual stockholder advisory vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year, until the next required vote on the frequency of advisory votes on the compensation of the Company’s named executive officers in 2025.

4.    The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non‑Votes
40,978,687	167,331	86,137	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date: June 14, 2019	By:	/s/ Cynthia Collins
Cynthia Collins
Interim Chief Executive Officer